Exhibit 99.1

MARTIN MIDSTREAM PARTNERS
TO ISSUE 2003 FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS
AND HOLD INVESTORS’ CONFERENCE CALL

     KILGORE, Texas, March 22, 2004 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today said that it plans to publicly release its fourth quarter and year ended December 31, 2003 financial results after the market closes on Tuesday, March 23, 2004.

     An investors’ conference call to review the fourth quarter and year ended December 31, 2003 results will be held on Wednesday, March 24, 2004, at 4:00 p.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 6:00 p.m. Central Time on March 24, 2004 through 11:59 p.m. Central Time on March 31, 2004. The access codes for the conference call and the audio replay are as follows: Account No. 1628; Conference ID No. 96749. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com..

     During the conference call, management will discuss certain non-generally accepted accounting principle financial measures for which reconciliations to the most directly comparable GAAP financial measures will be provided in MMLP’s announcement concerning its fourth quarter and year ended December 31, 2003 financial results and available on the investor relations page of the Company’s website.

About Martin Midstream Partners

     Martin Midstream Partners provides marine transportation, terminalling, distribution and midstream logistical services for producers and suppliers of hydrocarbon products and by-products, specialty chemicals and other liquids. The Company also manufactures and markets sulfur-based fertilizers and related products and owns an unconsolidated non-controlling 49.5% limited partnership interest in CF Martin Sulphur L.P., which operates a sulfur storage and transportation business. MMLP operates primarily in the Gulf Coast region of the United States.

     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.

Forward-Looking Statements

     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, that could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future event, or otherwise.

Contacts:

Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner.

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